EMPLOYMENT AGREEMENT dated as of
                                    March 13, 2000 (the "Agreement"), between
                                    OPUS360 CORPORATION, a Delaware corporation
                                    (the "Company"), and RICHARD McCANN (the
                                    "Employee").

            Prior to the date hereof, the Employee has been employed by the Company. The Company and the Employee are entering into this Agreement to set forth the terms of the Employee's continued employment with the Company.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Employment.

            The Company shall employ the Employee, and the Employee accepts employment with the Company, upon the terms and conditions set forth in this Agreement.

      2. Term.

            The Employee's employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the date of this Agreement (the "Effective Date") and terminating on the earlier of
(i) the 36-month anniversary of the Effective Date or (ii) the early termination pursuant to Section 5 of the Employee's employment hereunder; provided, however, the Employment Period shall be extended automatically on each 12-month anniversary of the Effective Date (each, a "Scheduled Renewal Date"), beginning with the 36-month anniversary thereof, in each case for an additional period of 12 months, unless the Company or the Employee notifies the other party at least 30 days prior to any such anniversary date of its or his election that the Employment Period not be so extended. The final date of the actual term of the Employee's employment with the Company hereunder is referred to as the "Termination Date."

      3. Position, Duties and Responsibilities.

            (a) During the Employment Period, the Employee shall serve as Senior Vice President and Chief Financial Officer of the Company or in such other position as shall be determined by the Board or the Chief Executive Officer or President of the Company from time to time.

            (b) During the Employment Period, the Employee will devote his full time and best efforts to the business and affairs of the Company and its Subsidiaries. The Employee shall use his best efforts to perform his duties and responsibilities in a diligent, trustworthy and efficient manner.

            (c) Notwithstanding anything contained in Section 3(b) to the contrary, during the Employment Period, the Employee shall not be prohibited from (i) serving as an officer, director, trustee or otherwise participating in purely educational, welfare, social, charitable, religious and civic organizations, or (ii) managing personal and family investments or serving as an executor or trustee or in a similar fiduciary capacity, in each case to the extent such activities (A) do not interfere or conflict in any material respect with the performance of his duties and responsibilities hereunder and (B) are conducted in accordance with the limitations of Section 10. Except with the prior written approval of the Board (excluding the Employee if he should be a member of the Board at the time of such determination), which the Board may grant or withhold in its sole and absolute discretion, the Employee, during the Employment Period, will not serve on the board of directors or similar body of any business entity other than the Company or any Subsidiary thereof (other than with respect to any directorship held by the Employee on or prior to the Effective Date, all of which, if any, have been disclosed in writing by the Employee to the Company).

      4. Base Salary, Fringe Benefits and Option.

            (a) During the Employment Period, the Employee's base salary shall be $125,000 per annum or such higher rate as the Board or its designee may specify from time to time (the "Base Salary"). The Employee's Base Salary will be payable in equal installments in accordance with the general policies of the Company regarding compensation of senior executives of the Company. During the Employment Period, in addition to the Base Salary, the Employee may be entitled to receive an annual bonus (the "Bonus") as determined by the Board or its designee (in its sole discretion). In making its determination of the Bonus, the Board or its designee may rely on the quality and level of the Employee's performance in excess of the high level of reasonably achievable performance which the Company requires of all of its employees at substantially the same employment level as the Employee and the overall profitability and operating condition of the Company, taking into account to what extent the Company has achieved its financial and operating targets as specified by the Board in its annual budgeting process.

            (b) During the Employment Period, the Employee shall be eligible to participate in all Company-sponsored employee benefit plans (the "Employee Benefit Plans"), including all employee retirement income and welfare benefit, pension, disability, group life, sickness or accident or health insurance policies, plans, programs or arrangements, if any, that are generally available to other employees of the Company at substantially the same employment level as the Employee for their participation, subject to the terms and conditions of such plans, as they may be amended from time to time (collectively, the "Employee Benefits").

            (c) During the Employment Period, the Employee shall be entitled to two weeks of vacation during each 12-month period worked, commencing on the Effective Date. Such vacation shall be in accordance with the terms generally applicable to other employees of the Company at substantially the same employment level as the Employee, as in effect from time to time. The Employee may take his vacation at such time or times as shall not interfere with the performance of his duties under this Agreement. The Employee shall be entitled to paid sick leave and holidays in accordance with the sick leave and holiday policies as may be generally applicable to senior executives of the Company, as in effect from time to time.

            (d) The Company shall reimburse the Employee for all reasonable travel and other business expenses incurred by him in the course of performing his duties under this Agreement in accordance with the Company's policies and rules in effect from time to time relating to the reimbursement of such expenses.

            (e) The Employee authorizes the Company to deduct from any amounts payable to him hereunder such sums as may be required to be deducted or withheld under the provisions of any federal, state or local law or regulation now in effect or hereafter put into effect during the term of this Agreement, including, without limitation, social security and income withholding taxes.

      5. Early Termination of Employment.

            (a) The early termination of the Employee's employment hereunder shall result upon the first to occur of (i) the termination of such employment by the Company, at any time, for Cause, without Cause or by reason of the Disability of the Employee, (ii) the death of the Employee and (iii) the resignation of the Employee from such employment, at any time, for Good Reason or without Good Reason.

            (b) For purposes of this Agreement, the term "Cause" means (i) the gross negligence or willful misconduct by the Employee in the performance of his duties, (ii) the commission by the Employee of any act of fraud, theft or financial dishonesty with respect to the Company or any of its Subsidiaries or if Employee is convicted of a felony, (iii) the material breach by the Employee of this Agreement (including, but not limited to, any breach or threatened breach by the Employee of the provisions of Sections 7, 8, 9 or 10), (iv) the willful disregard of, or failure to follow, written instructions from, the Chief Executive Officer or President of the Company, the Board or any of their designees, to perform any legal act relating to the business of the Company or its Subsidiaries which would be commensurate with the usual and customary duties, responsibilities and authority of Senior Vice President and Chief Financial Officer of the Company or such other position held by the Employee as may be determined by the Board or the Chief Executive Officer or President of the Company from time to time or otherwise consistent with such position, or (v) the habitual failure of the Employee to perform his work in any material respect, the inexcusable or repeated absence from work of the Employee or the absence of the Employee for a prolonged period of time (other than as a result of, or in connection with, a disability or a legally protected leave). Before the Employee's employment with the Company hereunder may be terminated by the Company for Cause, the Employee shall have 10 days after written notice of such basis for termination to cure such basis for termination; provided, however, no such right to cure shall exist if the basis for such termination is incurable or if otherwise any of the acts referred to in clause (i) of the definition of "Cause" have been committed by the Employee.

            (c) Any determination as to whether the Employee is subject to a Disability shall first be made by the Board (excluding the Employee if he should be a member of the Board at the time of such determination) in its good faith judgment; provided, however, if any such determination is disputed by the Employee, the matter shall be referred to a licensed physician practicing within the Borough of New York in the State of New York or a 50-mile radius thereof and selected by the Board and the Employee, and the determination of Disability made by such physician shall be final and binding on both the Employee and the Company. For purposes of this

Agreement, the term "Disability" means any long-term disability or incapacity which renders, or would be reasonably expected to render, the Employee unable to substantially perform his duties and responsibilities hereunder for a cumulative total of 90 days during any 12-month period.

            (d) For purposes of this Agreement, "Good Reason" means (i) a material reduction in the Base Salary of the Employee as in effect on the Effective Date, or (ii) a material breach by the Company of this Agreement, which breach is incurable or otherwise not cured within 10 days after written notice thereof by the Employee to the Company, in each case without the prior written consent or waiver of the Employee.

      6. Effect of Termination.

            (a) Upon the termination (x) pursuant to Section 2 of the Employee's employment with the Company hereunder based on the election of the Company or the Employee under Section 2 not to extend the Employment Period or (y) pursuant to Section 5 of the Employee's employment with the Company hereunder either by the Company with Cause or by reason of the Employee's resignation without Good Reason, neither the Employee nor the Employee's Representatives shall have any further rights under this Agreement or any claims against the Company arising under this Agreement, except the right to receive, upon the Termination Date:

                  (i) the unpaid portion of the Base Salary provided for in
      Section 4(a), computed on a pro rata basis through the Termination Date;

                  (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in Section 4(d); and

                  (iii) the unpaid portion of any amounts earned by the Employee prior to the Termination Date pursuant to any Employee Benefit Plan in which the Employee participated during the Employment Period (provided, however, that neither the Employee nor the Employee's Representatives shall be entitled to receive any benefits under any Employee Benefit Plan that have accrued during any period if the terms of such Employee Benefit Plan require that the Employee be employed by the Company or any Subsidiary thereof as of the end of such period).

            (b) Upon the termination pursuant to Section 5 of the Employee's employment with the Company hereunder either by the Company without Cause or by reason of the Employee's resignation with Good Reason, neither the Employee nor the Employee's Representatives shall have any further rights under this Agreement or any claims against the Company arising under this Agreement, except the right to receive the amounts described in clauses (i) and (ii) below when due thereunder and the right to the continued vesting and exercisability of certain securities as described in clause (iii) below (subject to the additional agreements set forth therein):

                  (i) upon the Termination Date, the payments, if any, referred to in Section 6(a);

                  (ii) the Base Salary and the Employee Benefits, payable periodically at the same intervals as if the Employment Period had not ended and the Base Salary and the

      Employee Benefits otherwise continued to be paid, up to (and including) the 12-month anniversary of the Termination Date (provided, however, that (x) neither the Employee nor the Employee's Representatives shall be entitled to receive any Employee Benefits under any Employee Benefit Plan at any time after the Termination Date if the terms of such Employee Benefit Plan require that the Employee be employed by the Company or any Subsidiary thereof as of such time, (y) the Employee's right to receive any continuation of the Base Salary pursuant to this clause (ii) shall be subject to the good faith efforts of the Employee to obtain replacement employment during such 12-month period at a comparable salary, and (z) any salary payments received by the Employee from such employment shall offset and reduce, on a dollar-for-dollar basis, any Base Salary continued to be paid to the Employee pursuant to this clause (ii)); and

                  (iii) notwithstanding anything to the contrary contained herein or in any stock option agreement or other applicable agreement, between the Company and the Employee, as amended, supplemented or otherwise modified from time to time and in effect on the Effective Date,

                        (A) if the Termination Date occurs on or prior to the
            12-month anniversary of the Effective Date, then any options for the purchase of Common Stock issued by the Company to the Employee prior to the Effective Date (other than the Designated Option) that are subject to vesting and held by the Employee on the Termination Date shall continue to vest and become exercisable as if the Employee's employment hereunder continued until the 24-month anniversary of the Effective Date (but, in each case, without giving effect to any provision in any stock option agreement or other applicable agreement between the Company and the Employee, as in effect on the Effective Date, for the acceleration of the vesting or exercisability of such options);

                        (B) if the Termination Date occurs after the 12-month
            anniversary of the Effective Date but on or prior to the 36-month anniversary of the Effective Date, then one-half (1/2) of any options for the purchase of Common Stock issued by the Company to the Employee prior to the Effective Date (other than the Designated Option) that are subject to vesting and held by the Employee on the Termination Date that would have become vested and exercisable if the Employee's employment with the Company hereunder had continued until the 36-month anniversary of the Effective Date shall continue to vest and become exercisable as if the Employee's employment hereunder continued until the 36-month anniversary of the Effective Date (but, in each case, without giving effect to any provision in any stock option agreement or other applicable agreement between the Company and the Employee, as in effect on the Effective Date, for the acceleration of the vesting or exercisability of such options); and

                        (C) if the Termination Date occurs after the 36-month
            anniversary of the Effective Date, then one-half (1/2) of any options for the purchase of Common Stock issued by the Company to the Employee prior to the Effective Date (other than the Designated Option) that are subject to vesting and held by the

            Employee on the Termination Date that would have become vested and become exercisable if the Employee's employment with the Company hereunder had continued until the next Scheduled Renewal Date shall continue to vest and become exercisable as if the Employee's employment hereunder continued until such Scheduled Renewal Date (but, in each case, without giving effect to any provision in any stock option agreement or other applicable agreement between the Company and the Employee, as in effect on the Effective Date, for the acceleration of the vesting or exercisability of such options).

            provided, however, that, each option for the purchase of Common Stock issued by the Company and held by the Employee on the Termination Date (i) which is vested and exercisable as to any portion thereof as of the Termination Date must be exercised within 90 days after such date or otherwise such portion of the option shall expire and (ii) which becomes vested and exercisable as to any portion thereof under subsection (A), (B) or (C) of this clause (iii) must be exercised as to such portion within 90 days after such portion becomes vested and exercisable in accordance with the applicable vesting schedule or otherwise such portion of the option shall expire.

            (c) Upon the termination pursuant to Section 5 of the Employee's employment with the Company hereunder either by the Company by reason of the Disability of the Employee or by reason of the death of the Employee, neither the Employee nor the Employee's Representatives shall have any further rights under this Agreement or any claims against the Company arising under this Agreement, except the right to receive the amounts described in clauses (i) and
(ii) below when due thereunder:

                  (i) upon the Termination Date, the payments, if any, referred to in Section 6(a); and

                  (ii) the Base Salary and the Employee Benefits, payable periodically at the same intervals as if the Employment Period had not ended and the Base Salary and the Employee Benefits otherwise continued to be paid, up to (and including) the 3-month anniversary of the Termination Date (provided, however, that neither the Employee nor the Employee's Representatives shall be entitled to receive any Employee Benefits under any Employee Benefit Plan at any time after the Termination Date if the terms of such Employee Benefit Plan require that the Employee be employed by the Company or any Subsidiary thereof as of such time);

            (d) Except to the extent requested by the Board, upon the Termination Date, the Employee shall immediately resign all positions and directorships with the Company and each Subsidiary thereof.

      7. Nondisclosure and Nonuse of Confidential Information.

            The Employee shall not, whether during or at any time after the Employment Period, disclose or use (except to the extent required by an order of a court having competent jurisdiction or otherwise under subpoena from the appropriate government agency) any secret or confidential information concerning the business, clients or affairs of the Company or any of its Subsidiaries, or of any Person which the Company or any of its Subsidiaries is under an obligation to keep secret or confidential (in each case, including, but not limited to, trade secrets, customer lists, employment records, marketing plans and related information, sales plans and related information, pricing schedules, operating policies and manuals, business plans, financial records or management methods, know-how or techniques) (the "Confidential Information"), except to the extent such disclosure or use is directly related to and required by the Employee's performance in good faith of his duties as an employee of the Company during the Employment Period pursuant to the terms and conditions of this Agreement. The Employee shall take all appropriate steps to safeguard the Confidential information and protect the Confidential Information against disclosure, misuse, loss and theft.

      8. Ownership of Work Product and Business Opportunities.

            The Employee acknowledges and agrees that, during the Employment Period, (i) he may conceive of, discover, invent or create inventions, improvements, technical information, methods and suggestions relating to the actual or reasonably anticipated business or existing or future products or services of the Company or any of its Subsidiaries (collectively, the "Inventions"), and (ii) various business opportunities relating to the actual or reasonably anticipated business of the Company or any of its Subsidiaries may be presented to him by reason of his employment by the Company (collectively, the "Business Opportunities"). The Employee acknowledges that all such Inventions, together with all patent, trademark, service mark and copyright applications, patents, trademarks, service marks and copyrights and reissues thereof that may at any time be granted for or upon any of such Inventions, (collectively, the "Work Product") and all such Business Opportunities shall be owned by and belong exclusively to the Company, and he shall have no personal interest therein, regardless of whether conceived, discovered, invented, created or presented during usual business hours. The Employee shall (i) promptly disclose to the Board any such Work Product and Business Opportunities, (ii) assign to the Company, upon the request of the Company and without additional compensation (whether during or after the Employment Period), the entire rights to such Work Product and Business Opportunities, and (iii) perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish, confirm and protect such ownership in the Company (including, but not limited to, the signing of assignments, consents, powers of attorney, applications and other instruments and the giving of testimony in support of his conception, discovery, invention or creation thereof). The Employee agrees he will not assert any rights to any Work Product or Business Opportunity as having been conceived, discovered, invented, created or obtained by him before the Effective Date (whether during his prior period of employment with the Company or otherwise), except for Work Product or Business Opportunities, if any, specifically disclosed to and specifically acknowledged by the Company in writing before his prior period of employment with the Company first began.

      9. Delivery of Materials Upon Termination of Employment

            The Employee shall deliver to the Company at the termination of the Employment Period, or upon the request of the Company, at any time, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product, Business Opportunities or the business of the Company or any of its Subsidiaries, which he may then possess or have under his control, regardless of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

      10. Noncompetition; Nonsolicitation.

            (a) The Employee acknowledges he has received Confidential Information of the Company and its Subsidiaries (including of their respective predecessors) from time to time prior to the Effective Date in connection with, among other things, his employment with the Company prior to the Effective Date and is familiar with such Confidential Information. The Employee also acknowledges, in the course of his employment with the Company or any of its Subsidiaries on or after the Effective Date, he shall continue to receive and become familiar with the Confidential Information (whether now existing or hereafter existing) of the Company and its Subsidiaries. The Employee acknowledges that the Confidential Information referred to in this Section 10(a) has been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. In consideration of the compensation and other benefits to be provided to the Employee hereunder (including, but not limited to, the employment by the Employee with the Company hereunder, the Base Salary, the Employee Benefits and the Severance Payments), during the Employment Period and the Non-Compete Period, the Employee shall not, directly or indirectly, own, manage, control, participate in, be connected with, consult with, render services for, give or lend funds to or otherwise finance, be employed by, have a financial or other interest in, or in any manner engage in or represent any business which is competing with any business of the Company or any Subsidiary thereof as such business of the Company or such Subsidiary exists, or is in the process of being formed or acquired, at any time from the date on which the Employee's employment with the Company first began (whether on or before the Effective Date) up to (and including) the Termination Date, within any Restricted Territory. Nothing herein shall prohibit the Employee from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Employee has no active participation in the business of such corporation.

            (b) During the Employment Period and the Non-Compete Period, the Employee agrees that he shall not, individually, or as an agent, employee, partner, principal, consultant, stockholder, director, officer, trustee, advisor or in any other capacity, directly or indirectly, for himself or for any other Person, (i) solicit or entice, or attempt to solicit or entice, any employee of, consultant to, or independent contractor of the Company or any of its Subsidiaries to terminate his or her employment, engagement or affiliation with the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries, on the one hand, and any employee of, consultant to, or independent contractor of the Company or any of its Subsidiaries on the other hand (including making any negative statements or comments about the Company or any of its Subsidiaries), (ii) employ or retain any such employee, consultant, independent contractor during his or her employment, engagement or affiliation with the Company or any of its Subsidiaries or for a period of one year after such individual's employment, engagement or affiliation with the Company or any of its Subsidiaries has terminated, or (iii) solicit or entice, or attempt to solicit or entice, any customer or licensee of the Company or any of its Subsidiaries (including any Person that has been contacted by, solicited by or referred to the Company or any of its Subsidiaries for purposes of becoming any of the foregoing) to cease doing business with, or otherwise reduce or terminate its, his or her involvement with, the Company or any of its Subsidiaries.

            (c) The Employee understands that the restrictions set forth in this
Section 10 may limit his ability to earn a livelihood in a business similar to the business of the Company or any of its Subsidiaries, but the Employee nevertheless believes that he has received and shall receive sufficient consideration and other benefits as provided hereunder and pursuant to other agreements to which he and the Company are parties, which in any event he does not believe (given his education, skills and ability) would prevent him from otherwise earning a living.

      11. Insurance.

            The Company shall have the right to secure, in its own name or otherwise, its own life, disability, accident or other insurance covering the Employee, and the Employee shall have no right, title or interest in or to such insurance. The Employee shall cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies, including, but not limited to, submitting to reasonable examinations and signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

      12. Conflicts.

            The Employee represents and warrants to the Company that he is not a party to or bound by any employment contract, consultancy agreement, non-competition agreement or any other agreement (written or oral) or other arrangement which contains any restrictions or limitations on the ability of the Employee to enter into and perform this Agreement or exercise all the powers, functions, duties and responsibilities contemplated by this Agreement, and the execution, delivery and performance of this Agreement by the Employee will not result in a violation of or constitute a default under any contract, agreement or other arrangement to which the Employee is a party or by which the Employee is bound.

      13. Definitions.

            "Board" means the Board of Directors of the Company.

            "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Designated Option" means the option for the purchase of up to 10,000 shares of Common Stock issued by the Company to the Employee on February 28, 2000, pursuant to the terms and conditions of the Stock Option Agreement dated as of February 28, 2000, between the Company and the Employee.

            "Governmental Entity" means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

            "Non-Compete Period" means the period beginning on the Termination Date and ending on the first anniversary of the Termination Date.

            "Person" shall be construed as broadly as possible and shall include an individual, a corporation, a company, an association, a joint stock company, a partnership (including a limited liability partnership), a limited liability company, a joint venture, a trust or an unincorporated organization and a Governmental Entity.

            "Representatives" means, with respect to the Employee, the Employee's assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as determined from time to time.

            "Restricted Territory" means (i) any county in the State of New York or Florida, (ii) any county in any other state in the continental United States,
(iii) Alaska and Hawaii, (iv) any other territory or possession of the United States, (v) any province in Canada, and (vi) any country other than the United States, Canada or any state, province, territory, possession or political subdivision thereof.

            "Subsidiary" means, as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries.

      14. Post-Termination Assistance.

            The Employee agrees that after his employment with the Company has terminated he will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any third-party litigation to which the Company or any of its Subsidiaries is or may become a party.

      15. Indemnification.

            The Company shall indemnify, defend and hold harmless the Employee (in his status as an officer, director and employee of the Company) in respect of acts or omissions occurring on or after the Effective Date to the fullest extent permitted or provided under the Company's Certificate of Incorporation and Bylaws as in effect on the Effective Date.

      16. Notices.

      All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) transmitted by facsimile or electronic mail

(with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day and, in the latter case, with receipt acknowledged by the recipient by return electronic mail) if faxed or e-mailed before 5:00 p.m. (New York, New York time) on a Business Day, and otherwise on the next Business Day, (iii) two Business Days after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five Business Days after being sent to the recipient by registered or certified mail (postage prepaid and return receipt requested). Such notices, demands and other communications shall be sent to the address for such recipient as set forth below (or to such other address or to the attention of such other person as the recipient party has specified by like notice):

               (i)   if to the Company, to

                     Opus360 Corporation
                     39 West 13th Street, 3rd Floor
                     New York, New York 10011
                     Attention: Secretary of the Company
                     Telephone: (212) 884-6300
                     Facsimile: (212) 301-2842
                     E-Mail:

                     with a copy (which shall not constitute notice) to:

                     Opus360 Corporation
                     39 West 13th Street, 3rd Floor
                     New York, New York 10011
                     Attention: General Counsel
                     Telephone: (212) 884-6300
                     Facsimile: (212) 301-2842
                     E-Mail:

               (ii)  if to the Employee, to

                     Richard McCann
                     23 Lakeside Avenue
                     Darien, Connecticut 06820
                     Telephone:
                     Facsimile:
                     E-Mail:

      17. General Provisions.

            (a) Severability/Enforcement.

                  (i) It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Without limiting the generality of the preceding sentence, if at the time of enforcement of Sections 7, 8, 9 or 10 of this Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

                  (ii) The Company and the Employee shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement. Because the Employee's services are unique and because the Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach by the Employee of Sections 7, 8, 9 or 10, the Company or its successors or assigns may, in addition to any other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, such provisions (without posting a bond or other security) or require the Employee to account for and pay over to the Company all compensation, profits, moneys, accruals and increments derived or received by him as a result of any transactions constituting a breach of such provisions.

                  (iii) In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Company shall determine that the Employee is in violation of any provision of Sections 7, 8, 9 or 10 of this Agreement (such determination being made before any judgment or decision with respect to such question shall be made by a court of competent jurisdiction), the Company may withhold any severance payments then or thereafter due from the Company to the Employee, until there shall be a final judgment or decision by a court of competent jurisdiction that no such violation shall have occurred, in which case (A) the Company shall pay to the Employee, within five (5) Business Days after such judgment or decision, such amounts of severance under this Agreement previously withheld from payment by the Company, together with interest on such amounts withheld at a floating rate per annum equal to the prime rate announced from time to time by the Wall Street Journal as the prevailing "prime rate" at U.S. money center banks, and (B) the Company shall reimburse the Employee for his reasonable attorneys fees and expenses incurred in connection with the issuance of such judgment or decision within five (5) Business Days of the receipt by the Company of reasonable supporting documentation therefor. If the Employee is determined by a judgment or decision of a court of competent jurisdiction to have violated any provision of Sections 7, 8, 9 or 10 of this Agreement, the Company's obligation to pay and the Employee's right to receive any severance payments under this Agreement on or after the date on which such violation shall have first occurred (whether already paid or otherwise) shall terminate and be of no further force or effect, and, within five (5) Business Days of any such judgment or decision, the Employee shall return to the Company any such severance payments already made by the Company.

                  (iv) The Employee's obligations under Sections 7, 8, 9 or 10 shall not be limited or affected by, and such provisions shall remain in full force and effect notwithstanding, the termination of any severance payments by the Company in accordance with Section 17(a)(iii). The exercise of by the Company of its right to terminate such payments pursuant to Section 17(a)(iii) shall not be deemed to be an election of remedies by the Company and shall not in any manner modify, limit or preclude the Company from exercising any other rights or seeking any other remedies available to it at law or in equity.

            (b) Complete Agreement. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and preempts all prior or contemporaneous understandings, agreements or representations by or between the Company and the Employee, written or oral, which may have related to the subject matter hereof in any way.

            (c) Right of Set Off. The Company is authorized, on or after the termination of the Employment Period by the Company for Cause, to the fullest extent permitted by law, to set off and apply any and all amounts at any time payable by the Company to the Employee under this Agreement, against any and all of the obligations of the Employee to the Company now or hereafter existing under this Agreement or any other agreement or contract between the Employee on the one hand and the Company or any of its Subsidiaries on the other hand.

            (d) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Company, the Employee and each of their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable; provided, however, that neither this Agreement nor any rights or obligations hereunder will be assignable or otherwise subject to hypothecation by the Employee (except by will or by operation of the laws of intestate succession).

            (e) Governing Law; Choice of Jurisdiction and Venue. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND FULLY PERFORMED WITHIN THE STATE OF NEW YORK BY RESIDENTS OF THE STATE OF NEW YORK. WITH RESPECT TO ANY LAWSUIT OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK, (II) WAIVES ANY

OBJECTION SUCH PARTY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, (III) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (IV) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

            (f) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

            (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company (upon the written approval of the Board (excluding the Employee if he should be a member of the Board at the time of such determination)) and the Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

            (h) Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (i) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period for giving notice or taking action shall be automatically extended to the immediately following Business Day.

            (k) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive in perpetuity the consummation of the transactions contemplated hereby.

            (l) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

            (m) Construction. Where specific language (such as the word "including") is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                    OPUS360 CORPORATION


                                    By: /s/ Ari B. Horowitz
                                        ----------------------------------
                                        Name: Ari B. Horowitz
                                        Title: Chief Executive Officer


                                    /s/ Richard McCann
                                    -------------------------------------
                                    Richard McCann


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